QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-131729 on Form S-8, and Registration Statement Nos. 333-144043 and 333-144989 on Form S-3 of our reports dated February 21, 2008, relating to the financial statements and financial statement schedules of Huntsman Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: i) the presentation of the consolidated financial statements of Huntsman Corporation as if Huntsman Holdings LLC and Huntsman Corporation were combined for all periods presented, ii) the adoption of FASB Interpretation No. 47 during 2005, FASB Statement No. 158 during 2006, and FASB Interpretation No. 48 during 2007 and iii) the company's change in measurement date for its pension and other postretirement benefit plans during 2005), and the effectiveness of Huntsman Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Huntsman Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 21, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM